UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Inducement RSU and PSU Awards

As noted in a previous filing and press release, Coherent Corp. (the “Company”) awarded restricted stock units (“RSUs”) and performance stock units (“PSUs”) to its new Chief Financial Officer and Treasurer, Sherri R. Luther, effective on her start date, October 11, 2024. The awards were made pursuant to the Company’s previously-announced offer letter agreement with Ms. Luther, and as a material inducement to her joining the Company as its Chief Financial Officer and Treasurer. See the Company’s Current Report on Form 8-K filed on October 11, 2024, which includes the offer letter as an exhibit.

The material terms of the awards are as follows:

•

The first award of RSUs covers 15,902 shares of the Company’s common stock and becomes vested in three substantially equal installments on the first three anniversaries of the grant date subject to Ms. Luther’s continued employment through each vesting date, except as noted below.

•

The second award of RSUs covers 63,154 shares of the Company’s common stock and becomes vested in two substantially equal installments on the first two anniversaries of the grant date subject to Ms. Luther’s continued employment through each vesting date, except as noted below.

•

The PSUs cover a target of 118,583 shares of the Company’s common stock and become vested based on the Company’s total shareholder return (“TSR”) for the period beginning on the grant date and ending on June 30, 2027, relative to returns on the S&P Composite 1500—Electronic Equipment, Instruments & Components for that performance period. Performance below the 25th percentile results in no payout; performance at the 25th percentile (threshold) results in a 50% payout; performance at the 50th percentile (target) results in a 100% payout; and performance at or above the 75th percentile (max) results in a 200% payout. However, the payout for performance above target is capped at 100% if the Company’s absolute TSR for the performance period is negative. Ms. Luther also must remain employed with the Company through the end of the performance period, except as noted below.

•

The RSUs and PSUs include vesting treatment on termination of employment or “change in control” (as defined in the Company’s Omnibus Incentive Plan) consistent with the Company’s standard terms for executive officers, including in accordance with the terms of the Company’s Revised Executive Severance Plan and the standard form of Participation Agreement executed by Ms. Luther under the Revised Executive Severance Plan.

The description of the awards as summarized above is qualified in its entirety by reference to the copy of the full text of the applicable forms of award agreements, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference, and the Coherent Corp. Revised Executive Severance Plan and Form of Participation Agreement for the Coherent Corp. Revised Executive Severance Plan which are filed as Exhibits 10.27 and 10.28, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed on August 16, 2024.

On October 16, 2024, the Company issued a press release in accordance with Section 303A.08 of the New York Stock Exchange Listing Rules, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Award Agreement for Inducement RSUs (3-year vest)

10.2	Form of Award Agreement for Inducement RSUs (2-year vest)

10.3	Form of Award Agreement for Inducement PSUs

99.1	Press Release dated October 16, 2024

104.0	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: October 16, 2024	By:	/s/ Ronald Basso
Ronald Basso
Chief Legal and Compliance Officer & Corporate Secretary